Exhibit 99.1

Fitbit Reports Second Quarter Results for the Three Months Ended June 29, 2019

•	Revenue of $314 million, GAAP Loss Per Share of $(0.27), Non-GAAP Loss Per Share of $(0.14)

•	Revenue increased 5% year-over-year driven by 31% growth in devices sold

•	Fitbit Health Solutions revenue increased 16%, on-track to deliver revenue of ~$100M in 2019

SAN FRANCISCO - July 31, 2019 - Fitbit, Inc. (NYSE:FIT) today reported revenue of $314 million, GAAP net loss per share of $(0.27), non-GAAP net loss per share of $(0.14), GAAP net loss of $(69) million, non-GAAP net loss of $(36) million, cash used in operations of $(76) million and free cash flow of $(81) million for its second quarter of 2019.

“While we are disappointed to lower guidance for the year, we remain confident in our long-term transformation strategy and have demonstrated good results across key areas of the business. We saw growth in devices sold, increased active users and continued growth in our Fitbit Health Solutions channel, up 42% in the first half of 2019,” said James Park, co-founder and CEO. “In addition, we have made progress in diversifying our revenue towards building more predictable, recurring revenue streams with the launch of our premium services in two test markets. We are pleased with the initial results and expect a full launch this fall. Coupled with innovative hardware and software offerings, we believe we’re well positioned to bring more users to the Fitbit platform and continue to grow our business.”

Second Quarter 2019

	For the Three Months Ended		For the Six Months Ended
In millions, except percentages and per share amounts	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
GAAP Results
Revenue	$313.6	$299.3	$585.4	$547.2
Gross Margin	34.5%	39.8%	33.8%	42.6%
Net Loss	$(68.5)	$(118.3)	$(148.0)	$(199.1)
Net Loss Per Share	$(0.27)	$(0.49)	$(0.58)	$(0.83)
Non-GAAP Results
Gross Margin	35.6%	40.9%	34.9%	43.7%
Net Loss	$(35.8)	$(54.2)	$(73.8)	$(95.2)
Net Loss Per Share	$(0.14)	$(0.22)	$(0.29)	$(0.39)
Adjusted EBITDA	$(30.8)	$(55.8)	$(74.0)	$(102.0)
Devices Sold	3.5	2.7	6.5	4.8

For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below. Please note that certain terms used here, including “active user,” “activations,” and “repeat users,” are defined in our Annual Report on Form 10-K for the full year ended December 31, 2018 or our most recently filed Quarterly Report on Form 10-Q.

Second Quarter 2019 Financial Highlights

•
Tracker revenue increased 51% year-over-year and represented 59% of revenue. Smartwatch revenue decreased 27% year-over-year, partly due to weaker than expected sales of Fitbit Versa Lite EditionTM, and represented 38% of revenue. Accessory and non-device revenue represented 3% of revenue.

•
Devices sold increased 31% year-over-year to 3.5 million. Average selling price decreased 19% year-over-year to $86 per device due to the introduction of more affordable devices, lowering the barriers to joining our community of active users.

•	U.S. revenue represented 58% of total revenue or $181 million, down 1% year-over-year.

•
International revenue represented 42% of total revenue and grew 14% to $133 million: EMEA revenue grew 33% to $88 million; Americas excluding U.S. revenue grew 21% to $19 million and APAC revenue declined 26% to $26 million (all on a year-over-year basis).

•	New devices introduced in the past 12 months, Fitbit Charge 3TM, Fitbit InspireTM, Fitbit Inspire HRTM, Fitbit Ace 2TM and Fitbit Versa Lite EditionTM, represented 68% of revenue.

•
GAAP gross margin was 34.5% and non-GAAP gross margin was 35.6%. Both GAAP and non-GAAP gross margin were negatively impacted by lower warranty benefit compared to the prior year and the reduction in average selling price, partially offset by an improvement in yield loss and efficiencies.

•	GAAP operating expenses represented 57% of revenue, declining 18% year-over-year to $179 million, and non-GAAP operating expenses represented 51% revenue declining 18% year-over-year to $160 million.

Second Quarter 2019 Operational Highlights

•	Tracker devices sold increased 56% year-over-year. Smartwatch devices sold decreased 7% year-over-year. Average selling price declined 19% year-over-year.

•	Fitbit Health Solutions revenue grew 16% year-over-year, with strength overseas, and is on-track to deliver its full-year revenue of approximately $100 million.

•	41% of activations came from repeat users; of the repeat users, 53% came from users who were inactive for 90 days or more. Active users increased year-over-year.

Third Quarter 2019 Guidance

•
We expect an increase in devices sold and a decline in average selling price, each year-over-year. We expect revenue to decline 15% to 10% year-over-year and to be in the range of $335 million to $355 million.

•	We expect average selling price to improve from Q2 as we plan to shift our new product introduction cadence back to innovation from value.

•	We expect non-GAAP gross margin to trend lower than Q2 driven by the increase in revenue mix towards smartwatches, higher hosting costs, and higher promotions.

•	We expect non-GAAP operating expenses to remain relatively flat year-over-year.

•	We expect non-GAAP basic net loss per share in the range of $(0.11) to $(0.09).

•	We expect adjusted EBITDA to be in the range of a loss of $(27) million to $(19) million.

•	We expect non-GAAP effective tax rate of approximately 25%.

•	We expect stock-based compensation expense of approximately $19 million and basic share count of approximately 260 million.

•	We expect capital expenditures as a percentage of revenue of approximately 5%.

Full Year 2019 Guidance

•	We expect an increase in devices sold in 2019 and a decrease in average selling price, each year-over-year.

•
With weaker Versa Lite sales, we are lowering the midpoint of our 2019 revenue guidance by $95 million to $1.455 billion from $1.550 billion and now expect full year 2019 revenue to be $1.43 billion to $1.48 billion.

•
We expect non-GAAP gross margin to be approximately 35% for the full year 2019, down from approximately 40% as previously expected, due to a decrease in revenue, higher returns and E&O costs, and higher promotions.

•	We are reducing our non-GAAP operating expense target to approximately $640 million from the previously forecasted range of $660 million to $690 million.

•	We expect non-GAAP basic net loss per share in the range of $(0.38) to $(0.31).

•	We expect adjusted EBITDA to be in the range of $(85) million to $(60) million.

•	We expect non-GAAP effective tax rate of approximately 25%. We expect non-GAAP effective tax rate to be volatile driven by geographic mix of revenue, tax credits, and our shift to profitability.

•	We expect stock-based compensation expense of approximately $80 million and basic share count of approximately 260 million.

•	Capital expenditures as a percentage of revenue of approximately 3%.

•
With the year-over-year change in working capital anticipated to be less of a benefit in 2019 as compared to 2018, we expect free cash flow to be less than adjusted EBITDA, and in the range of approximately $(150) million to $(120) million.

For additional information regarding the non-GAAP financial measures presented above, see “Non-GAAP Financial Measures” below.

Webcast and Conference Call Information
Fitbit will host a conference call today at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time, to discuss its results. Investors may access a live webcast of the call through the Investor section of Fitbit’s website at investor.fitbit.com. The call can also be accessed by dialing (800) 458-4148 or (929) 477-0324, access code 8960839. A replay of the call will be archived on Fitbit’s website for the following six months.

Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our outlook for the third quarter of 2019 and full year 2019 and all underlying assumptions; trends in revenues, devices sold, average selling price, product mix, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss per share, adjusted EBITDA, non-GAAP effective tax rate and drivers, stock-based compensation expense, basic/diluted share count, capital expenditures, product returns, E&O costs, hosting costs, promotional activities, working capital, and free cash flow; expected Versa Lite sales, including impacts related to seasonality; growth in our Fitbit Health Solutions channel and non-device offerings and their associated revenue and impact on gross margins; growth of our user base; business strategies; introductions of new products and services, including timing of our premium and other software services and hardware offerings and their expected features and benefits; and retail and consumer demand for smartwatches and trackers; and all other statements that are not historical facts.

These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; our ability to anticipate and satisfy consumer preferences in a timely and cost-effective manner; our ability to successfully develop, timely introduce, and achieve retail and customer acceptance of new products and services, or enhance existing products and services, including software and subscription services; our ability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and avoid unexpected delays; our ability to detect, prevent or fix quality issues in our products and services; our ability to attract and retain employees; our reliance on third-party suppliers, contract manufacturers, and logistics providers and our limited control over such parties; delays in procuring components and product from third parties or their suppliers; the ability of third parties to successfully manufacture and ship quality products in a timely manner; seasonality of demand; the concentrated nature of our retailer and distributor base; product liability issues, security breaches or other defects that may adversely affect product performance and overall market acceptance of our products and services; our ability to integrate acquired technologies and employees of acquired businesses into our operations, particularly in new geographies; warranty claims; the relatively new and unproven market for trackers and wearable devices; the ability of our channel partners to sell our products; litigation and related costs; the impact of privacy and data security laws; changes in tax laws; the impact of tariffs; and other general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2018 and our most recently filed Quarterly Report on Form 10-Q which are available on our Investor Relations website at investor.fitbit.com and on the Securities and Exchange Commission (SEC) website at www.sec.gov. Once filed with the SEC, additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 29, 2019. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on such statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

Disclosure of Material Information
Fitbit announces material information to its investors using SEC filings, press releases, public conference calls and on its Investor Relations page on the company’s website at http://investor.fitbit.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures in this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating income (loss) before income taxes, non-GAAP net income (loss), non-GAAP basic/diluted net income (loss) per share, non-GAAP free cash flow, effective non-GAAP tax rate, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, and adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, specifically stock-based compensation expense, depreciation, amortization of intangible assets, interest income, net, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Guidance for non-GAAP financial measures excludes stock-based compensation, impact of restructuring, amortization of acquired intangible assets, and tax effects associated with these items. We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control, and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.
The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•
Restructuring costs primarily included severance-related costs. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Litigation expense relates to legal costs incurred due to litigation with Aliphcom, Inc. d/b/a Jawbone. We exclude these expenses because we do not believe they have a direct correlation to the operations of our business and because of the singular nature of the claims underlying the Jawbone litigation matters.

•
Amortization of intangible assets relates to our acquisitions of FitStar, Pebble, Vector and Twine Health. We exclude these amortization expenses because we do not believe they have a direct correlation to the operation of our business.

•
Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures such as stock-based compensation, amortization of intangibles, restructuring and valuation allowance in order to provide a more meaningful measure of non-GAAP net loss.

•
We define free cash flow as net cash provided by (used in) operating activities adjusted for purchase of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in our business and strengthening the balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures.

About Fitbit, Inc. (NYSE: FIT)
Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. Fitbit designs products and experiences that track and provide motivation for everyday health and fitness. Fitbit’s diverse line of innovative and popular products include Fitbit Charge 3™, Fitbit Inspire HR™, Fitbit Inspire™, and Fitbit Ace 2™ activity trackers, as well as the Fitbit Ionic™ and Fitbit Versa™ family of smartwatches, Fitbit Flyer™ wireless headphones, and Fitbit Aria 2™ Wi-Fi Smart Scale. Fitbit products are carried in approximately 39,000 retail stores and in 87 countries around the globe. Powered by one of the world’s largest health and fitness social networks and databases of health and fitness data, the Fitbit platform delivers personalized experiences, insights and guidance through leading software and interactive tools, including the Fitbit and Fitbit Coach apps, and Fitbit OS for smartwatches. Fitbit Health Solutions develops health and wellness solutions designed to help increase engagement, improve health outcomes, and drive a positive return for employers, health plans and health systems.

Fitbit and the Fitbit logo are trademarks or registered trademarks of Fitbit, Inc. in the U.S. and other countries. Additional Fitbit trademarks can be found at www.fitbit.com/legal/trademark-list. Third-party trademarks are the property of their respective owners.

Connect with us on Facebook, Instagram or Twitter and share your Fitbit experience.

Investor Contact:

Tom Hudson, (415) 604-4106
investor@fitbit.com

Media Contact:

Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018

Revenue	$313,556	$299,344	$585,446	$547,209
Cost of revenue	205,342	180,329	387,779	314,071
Gross profit	108,214	119,015	197,667	233,138
Operating expenses:
Research and development	70,919	87,047	147,958	176,383
Sales and marketing	83,060	100,845	151,676	172,897
General and administrative	24,865	30,211	51,557	66,299
Total operating expenses	178,844	218,103	351,191	415,579
Operating loss	(70,630)	(99,088)	(153,524)	(182,441)
Interest income, net	2,622	2,177	6,088	3,527
Other income, net	461	2,258	1,734	2,775
Loss before income taxes	(67,547)	(94,653)	(145,702)	(176,139)
Income tax expense	971	23,615	2,281	23,006
Net loss	$(68,518)	$(118,268)	$(147,983)	$(199,145)
Net loss per share:
Basic	$(0.27)	$(0.49)	$(0.58)	$(0.83)
Diluted	$(0.27)	$(0.49)	$(0.58)	$(0.83)
Shares used to compute net loss per share:
Basic	256,160	242,898	254,659	241,227
Diluted	256,160	242,898	254,659	241,227

FITBIT, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	June 29, 2019	December 31, 2018

Assets
Current assets:
Cash and cash equivalents	$335,229	$473,956
Marketable securities	229,708	249,493
Accounts receivable, net	258,599	414,209
Inventories	161,931	124,871
Income tax receivable	7,365	6,957
Prepaid expenses and other current assets	24,124	42,325
Total current assets	1,016,956	1,311,811
Property and equipment, net	91,718	106,286
Operating lease right-of use-assets	75,528	—
Goodwill	60,979	60,979
Intangible assets, net	19,499	23,620
Deferred tax assets	4,222	4,489
Other assets	9,278	8,362
Total assets	$1,278,180	$1,515,547
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$157,204	$251,657
Accrued liabilities	332,857	437,234
Operating lease liabilities	23,907	—
Deferred revenue	28,076	29,400
Income taxes payable	578	1,092
Total current liabilities	542,622	719,383
Long-term deferred revenue	5,285	7,436
Long-term operating lease liabilities	75,309	—
Other liabilities	29,420	52,790
Total liabilities	652,636	779,609

Stockholders’ equity:
Class A and Class B common stock	25	25
Additional paid-in capital	1,092,306	1,055,046
Accumulated other comprehensive income (loss)	263	(66)
Accumulated deficit	(467,050)	(319,067)
Total stockholders’ equity	625,544	735,938
Total liabilities and stockholders’ equity	$1,278,180	$1,515,547

FITBIT, INC.
Condensed Consolidated Statements of Cash Flow
(In thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Cash Flows from Operating Activities
Net loss	$(68,518)	$(118,268)	$(147,983)	$(199,145)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	16	—	48	—
Provision for inventory obsolescence	2,644	1,677	4,122	8,014
Depreciation	16,733	13,116	30,106	23,572
Non-cash lease expense	3,902	—	11,615	—
Write-off of property and equipment	170	226	170	7,485
Amortization of intangible assets	2,061	2,057	4,121	3,805
Stock-based compensation	20,547	25,857	41,091	49,498
Deferred income taxes	154	500	134	(1,299)
Other	212	(144)	162	(419)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(8,031)	(27,787)	155,561	164,195
Inventories	9,775	3,090	(41,183)	(24,217)
Prepaid expenses and other assets	1,413	(1,986)	14,007	37,624
Fitbit force recall reserve	90	(159)	136	(291)
Accounts payable	(18,861)	19,971	(100,517)	(64,184)
Accrued liabilities and other liabilities	(28,138)	(3,886)	(98,100)	(74,033)
Lease liabilities	(8,605)	—	(13,577)	—
Deferred revenue	(1,216)	(3,613)	(3,475)	(9,623)
Income taxes payable	(771)	21,974	(514)	21,801
Net cash used in operating activities	(76,423)	(67,375)	(144,076)	(57,217)
Cash Flows from Investing Activities
Purchase of property and equipment	(4,731)	(15,908)	(10,827)	(28,524)
Purchases of marketable securities	(108,880)	(83,408)	(220,495)	(224,812)
Sales of marketable securities	2,016	22,975	2,016	73,770
Maturities of marketable securities	111,120	88,534	239,429	236,575
Acquisition, net of cash acquired	—	—	—	(13,646)
Net cash provided by (used in) investing activities	(475)	12,193	10,123	43,363
Cash Flows from Financing Activities
Repayment of debt	—	—	—	(747)
Financing lease	(340)	—	(937)	—
Proceeds from issuance of common stock	5,881	9,746	6,812	10,738
Taxes paid related to net share settlement of restricted stock units	(4,227)	(4,808)	(10,649)	(9,987)
Net cash provided by (used in) financing activities	1,314	4,938	(4,774)	4
Net decrease in cash and cash equivalents	(75,584)	(50,244)	(138,727)	(13,850)
Cash and cash equivalents at beginning of period	410,813	378,360	473,956	341,966
Cash and cash equivalents at end of period	$335,229	$328,116	$335,229	$328,116

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Non-GAAP gross profit:
GAAP gross profit	$108,214	$119,015	$197,667	$233,138
Stock-based compensation expense	1,521	2,032	2,951	3,130
Impact of restructuring	—	—	190	—
Intangible assets amortization	1,853	1,516	3,707	3,032
Non-GAAP gross profit	$111,588	$122,563	$204,515	$239,300

Non-GAAP gross margin (as a percentage of revenue):
GAAP gross margin	34.5%	39.8%	33.8%	42.6%
Stock-based compensation expense	0.5	0.7	0.5	0.6
Intangible assets amortization	0.6	0.5	0.6	0.6
Non-GAAP gross margin	35.6%	40.9%	34.9%	43.7%

Non-GAAP research and development:
GAAP research and development	$70,919	$87,047	$147,958	$176,383
Stock-based compensation expense	(11,892)	(15,090)	(23,880)	(29,762)
Impact of restructuring	—	—	(1,550)	—
Non-GAAP research and development	$59,027	$71,957	$122,528	$146,621

Non-GAAP sales and marketing expense:
GAAP sales and marketing	$83,060	$100,845	$151,676	$172,897
Stock-based compensation expense	(3,175)	(3,911)	(6,313)	(7,358)
Impact of restructuring	—	—	(589)	—
Intangible assets amortization	(136)	(470)	(271)	(630)
Non-GAAP sales and marketing	$79,749	$96,464	$144,503	$164,909

Non-GAAP general and administrative expense:
GAAP general and administrative	$24,865	$30,211	$51,557	$66,299
Stock-based compensation expense	(3,959)	(4,824)	(7,947)	(9,249)
Litigation expense	—	—	—	(765)
Impact of restructuring	—	—	(129)	—
Intangible assets amortization	(72)	(71)	(143)	(143)
Non-GAAP general and administrative	$20,834	$25,316	$43,338	$56,142

Non-GAAP operating expenses:
GAAP operating expenses	$178,844	$218,103	$351,191	$415,579
Stock-based compensation expense	(19,026)	(23,825)	(38,140)	(46,369)
Litigation expense	—	—	—	(765)
Impact of restructuring	—	—	(2,268)	—
Intangible assets amortization	(208)	(541)	(414)	(773)
Non-GAAP operating expenses	$159,610	$193,737	$310,369	$367,672

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Non-GAAP operating loss and loss before income taxes:
GAAP operating loss	$(70,630)	$(99,088)	$(153,524)	$(182,441)
Stock-based compensation expense	20,547	25,857	41,091	49,498
Litigation expense	—	—	—	765
Impact of restructuring	—	—	2,458	—
Intangible assets amortization	2,061	2,057	4,121	3,805
Non-GAAP operating loss	(48,022)	(71,174)	(105,854)	(128,373)
Interest income, net	2,622	2,177	6,088	3,527
Other income, net	461	2,258	1,734	2,775
Non-GAAP loss before income taxes	$(44,939)	$(66,739)	$(98,032)	$(122,071)

Non-GAAP net loss and net loss per share:
Net loss	$(68,518)	$(118,268)	$(147,983)	$(199,145)
Stock-based compensation expense	20,547	25,857	41,091	49,498
Litigation expense	—	—	—	765
Impact of restructuring	—	—	2,458	—
Intangible assets amortization	2,061	2,057	4,121	3,805
Income tax effect of non-GAAP adjustments	10,139	36,121	26,474	49,888
Non-GAAP net loss	$(35,771)	$(54,233)	$(73,839)	$(95,189)

GAAP diluted shares	256,160	242,898	254,659	241,227
Other dilutive equity awards	—	—	—	—
Non-GAAP diluted shares	256,160	242,898	254,659	241,227
Non-GAAP diluted net loss per share	$(0.14)	$(0.22)	$(0.29)	$(0.39)

Free cash flow:
Net cash used in operating activities	$(76,423)	$(67,375)	$(144,076)	$(57,217)
Purchases of property and equipment	(4,731)	(15,908)	(10,827)	(28,524)
Free cash flow	$(81,154)	$(83,283)	$(154,903)	$(85,741)
Net cash provided by (used in) investing activities	$(475)	$12,193	$10,123	$43,363
Net cash provided by (used in) financing activities	$1,314	$4,938	$(4,774)	$4

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Adjusted EBITDA:
Net loss	$(68,518)	$(118,268)	$(147,983)	$(199,145)
Stock-based compensation expense	20,547	25,857	41,091	49,498
Litigation expense	—	—	—	765
Impact of restructuring	—	—	2,458	—
Depreciation and intangible assets amortization	18,792	15,173	34,225	27,377
Interest income, net	(2,622)	(2,177)	(6,088)	(3,527)
Income tax expense	971	23,615	2,281	23,006
Adjusted EBITDA	$(30,830)	$(55,800)	$(74,016)	$(102,026)

Stock-based compensation expense:
Cost of revenue	$1,521	$2,032	$2,951	$3,130
Research and development	11,892	15,090	23,880	29,761
Sales and marketing	3,175	3,911	6,313	7,358
General and administrative	3,959	4,824	7,947	9,249
Total stock-based compensation expense	$20,547	$25,857	$41,091	$49,498

FITBIT, INC.
Revenue by Geographic Region
(In thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
United States	$180,862	$182,451	$315,953	$321,947
Americas, excluding United States	19,178	15,838	34,505	31,938
Europe, Middle East, and Africa	87,563	65,969	174,661	130,507
APAC	25,953	35,086	60,327	62,817
Total	$313,556	$299,344	$585,446	$547,209